Exhibit 32.2

AS ADOPTED PURSUANT TO

SECTION 960 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Report”) of Hercules Technology Growth Capital, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof; I, Jessica Baron, the Vice President, Finance and Interim Chief Financial Officer of the Registrant, certify, to the best of my knowledge, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 3, 2011	By:	/S/ JESSICA BARON
Jessica Baron
Vice President, Finance and Interim Chief Financial Officer (Principal Accounting Officer)